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                                                                     EXHIBIT 4.2

                           KELLSTROM INDUSTRIES, INC.

                             STOCK OPTION AGREEMENT


         This Stock Option Agreement ("Agreement") is entered into as of____________, 199__, between Kellstrom Industries, Inc., a Delaware corporation (the "Company"), and ____________________ (the "Optionee").

                                    RECITALS

         The Company desires to grant, and the Optionee desires to accept, an option to purchase shares of the Company's common stock, $.001 par value per share (the "Common Stock"), upon the terms and conditions set forth in this Agreement.

                               TERMS OF AGREEMENT

         The parties hereto agree as follows:

         1. Grant. The Company hereby grants to the Optionee an option (the "Option") to purchase _________ shares of Common Stock, at a purchase price per share of $_________. This Option is intended to be treated as an option which does not qualify as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Restrictions on Exercisability. Except as specifically provided otherwise herein, the Option will become exercisable in accordance with the following schedule based upon the period of the Optionee's continuous employment with the Company or a subsidiary thereof following the date hereof:


                               Incremental                    Cumulative
         Period of             Percentage                  Percentage of
         Continuous            of Option                       Option
         Employment            Exercisable                   Exercisable
         ----------            -----------                   -----------
         Less than 1
         year                     _____%                        _____%

         1 year                   _____%                        _____%

         2 years                  _____%                        _____%

         3 years                  _____%                        _____%

No shares of Common Stock may be purchased pursuant to the Option hereunder unless the Optionee shall have remained in the continuous employ of the Company or a subsidiary thereof for at least one year from the date hereof. Unless sooner terminated, the Option will expire if and to the extent it is not exercised, ten years from the date hereof.

         3. Exercise. The Option may be exercised in whole or in part in accordance with the schedule set forth in Section 2 above by delivering to the Secretary of the Company (a) a copy of a completed Option Exercise Form (in the form attached hereto) and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company are made for the satisfaction of such withholding obligations). The exercise price shall be payable (i) in cash or by check payable to the order of the Company in an amount equal to the exercise price of the Option, (ii) by delivery of shares of Common Stock owned by the Optionee having a fair market value equal in amount to the exercise price of the Option or (iii) any combination of (i) and (ii); provided, however, that payment of the exercise price by delivery of shares of Common Stock owned by the Optionee may be made only upon the condition that such payment does not result in a charge to earnings for



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financial accounting purposes as determined by the Board of Directors of the
Company (the "Board"), unless such condition is waived by the Board.

         4. Rights as Stockholder. No shares of Common Stock shall be sold or delivered pursuant to the Option until full payment for such shares has been made. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to the Option except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the Optionee. Except as otherwise provided in Section 8 of this Agreement, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         5. Nontransferability. The Option is not assignable or transferable other than by will or the laws of descent, and the Option shall be exercisable during the lifetime of the Optionee only by the Optionee. The Option hereby granted shall be null and void and without effect upon the bankruptcy of the Optionee, or upon any attempted assignment or transfer except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

         6. Termination of Service, Disability or Death. If the Optionee ceases to perform services for the Company or one of its subsidiaries, except as set forth below, the Option will be terminated three months after the date the Optionee ceases to perform services for the Company or one of its subsidiaries, or on the date on which the Option expires by its terms, whichever occurs first. If the Optionee ceases to perform services for the Company or one of its subsidiaries because of dismissal for cause or because the Optionee is in breach of any employment agreement, or because of the termination of employment by the Optionee, the Option will terminate on the date the Optionee ceases to perform services for the Company or one of its subsidiaries. If the Optionee ceases to perform services for the Company or one of its subsidiaries because the Optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), the Option shall terminate twelve months after the date the Optionee ceases to perform services for the Company or one of its subsidiaries, or on the date on which the Option expires by its terms, whichever occurs first. In the event of the death of the Optionee, the Option shall terminate twelve months after the date of death, or on the date on which the Option expires by its terms, whichever occurs first. Any unexercised portion of the Option shall automatically terminate without notice and become null and void subsequent to ten (10) years from the date of grant hereunder. In the event that the Optionee ceases to perform services for the Company for any reason set forth above, the Option shall be exercisable (if at all) only to the extent that the Option has vested and is in effect on the date the Optionee so ceases to perform services.

         7.       Securities Registration Required.

                  a. Unless the shares to be issued upon exercise of the Option have been effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), the Company shall be under no obligation to issue any shares covered by any Option unless the Optionee shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that the Optionee is acquiring the shares issued pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. The Option shall in no event be exercisable and shares shall not be issued hereunder if, in the opinion of counsel to the Company, such exercise and/or issuance would result in a violation of federal or state securities laws.

                  b. Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to register or qualify any shares covered by the Option under federal or state securities laws unless otherwise agreed to by the Company in writing.


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In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which the Option shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then the Company may take such action and may require from each grantee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         8.       Change in Control; Capital Changes.

                  a. In the event that the then-outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in accordance with Section 424(a) of the Code in the number and kind of shares as to which the Option or portion thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment, in the case of options, shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the exercise price per share.

                  b. Notwithstanding Section 8(a) above, unless otherwise determined by the Board in its sole discretion, in the case of any Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the Optionee the same kind of consideration that is delivered to the stockholders of the Company as a result of such Change in Control, or the Board may cancel the Option in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such Change in Control, less the exercise price therefor. Upon receipt of such consideration, the Option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the Option had been exercised shall be determined in good faith by the Board. The foregoing provisions of this Section 8(b) shall be inapplicable to the Option if it was granted within six (6) months before the occurrence of a Change in Control and if the Optionee is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and no exemption from liability under Section 16(b) of the Exchange Act is otherwise available to the Optionee.

                  c.       In the event of a Change in Control under subsection
(e)(i), (e)(ii) or (e)(iii) below, the Option shall immediately become exercisable. In the event of a Change in Control under subsection (e)(iv) below, the Board may, in its sole discretion, elect to accelerate the exercisability of the Option.

                  d. Notwithstanding any provisions hereof to the contrary, if the Option is accelerated under subsection (c) above, the portion of the Option that may be exercised to acquire shares that the Optionee would not be entitled to acquire but for such acceleration (the "Acceleration Shares"), shall be limited to that number of Acceleration Shares which may be acquired without causing the Optionee to be deemed to have received an "excess parachute payment, " as defined in Section 280G of the Code, determined by taking into account all other "parachute payments" to the Optionee within the meaning of Section 280G of the Code. The Optionee shall have no further right to acquire the balance of the Acceleration Shares which may not be acquired by reason of the limitation set forth in this Section 8(d).

                  e.       A "Change in Control" shall mean:


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                           (i) (x) a reorganization, merger, consolidation or
         other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (y) a liquidation or dissolution of the Company or (z) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; or

                           (ii) the acquisition by any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors, of additional voting power in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the combined voting power entitled to vote generally in the election of directors; or

                           (iii) individuals who, as of the date hereof, constitute the Company's Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (iv) the acquisition (other than from the Company or its subsidiaries) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 19% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.

                  f. No fraction of a share shall be purchasable or deliverable upon the exercise of the Option, but in the event any adjustment hereunder in the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

         9. No Employment Rights. Nothing in this Agreement shall confer upon the Optionee any right with respect to the continuation of his or her employment by the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of the Option.

         10.      Miscellaneous.

                  a. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  b. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written


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or oral between the parties with respect to its subject matter and may not be modified except by written instrument executed by the parties.

                  c. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 1100 International Parkway, Sunrise, Florida 33323, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 10(c).

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                    KELLSTROM INDUSTRIES, INC.


                                    By:
                                        ---------------------------------------
                                        Zivi R. Nedivi
                                        President and Chief Executive Officer



                                    -------------------------------------------
                                    Optionee:
                                             ----------------------------------






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                           KELLSTROM INDUSTRIES, INC.

                              OPTION EXERCISE FORM


         I hereby exercise the right to purchase _______________ shares of common stock, $.001 par value per share, of Kellstrom Industries, Inc. pursuant to the option granted to me as of _______________, 1999. Enclosed herewith is $_____________, an amount equal to the total exercise price for the shares of common stock being purchased pursuant to this Option Exercise Form.



Date:
      -----------------------             -----------------------------
                                          Optionee


Please send a completed copy of this Option Exercise Form to:

Anthony Motisi, Secretary
Kellstrom Industries, Inc.
1100 International Parkway
Sunrise, Florida 33323